UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 3, 2016
Date of Report (Date of Earliest Event)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Michael Goss as New Chief Financial Officer
Sotheby's (the "Company") announced that effective March 28, 2016, Michael Goss will become Executive Vice President and Chief Financial Officer of the Company. Mr. Goss, 56, a partner and managing director at Bain Capital from 2001 to 2013, served as Bain’s Chief Financial Officer from 2001 to 2011, as Chief Operating Officer from 2004 to 2011 and Head of Global Investor Relations from 2012 to 2013. Prior thereto, he was Executive Vice President and Chief Financial Officer at Digitas in 2000 and Executive Vice President and Chief Financial Officer and a director at Playtex Products from 1994 to 1999. Mr. Goss has no family relationship to any director or executive officer of the Company.
Pursuant to an employment letter between the Company and Mr. Goss, Mr. Goss will receive an annual base salary of $750,000 and an annual target incentive equal to 100% of base salary, which will be payable in restricted stock units. He will be entitled to a long-term equity incentive target opportunity of $750,000, which is payable in the form of performance share units that will vest, if earned, after a three year measurement period. His 2016 award will be granted upon hire.
He will also be eligible to participate in the Company’s employee benefit plans to the same extent as other Executive Vice Presidents.
Mr. Goss’s employment will be at will. Pursuant to his employment letter, Mr. Goss will be entitled to severance benefits under the Company’s Executive Severance Plan. Payment of severance benefits will be conditioned on Mr. Goss providing a release of claims against the Company.
A copy of the press release, dated March 3, 2016 announcing Mr. Goss’s appointment is filed herewith as Exhibit 99.1 and incorporated herein by reference.
In connection with the appointment of Mr. Goss, Dennis M. Weibling, the Company’s Interim Chief Financial Officer, will step down from that role effective March 28, 2016. Mr. Weibling will remain on the Company’s Board of Directors.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1    Press Release of Sotheby’s released on March 3, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ Kevin M. Delaney

Kevin M. Delaney
Senior Vice President,
Controller and Chief Accounting Officer

Date:	March 3, 2016

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